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                                                                 EXHIBIT 10(xiv)

                             NACCO INDUSTRIES, INC.
                 SUPPLEMENTAL ANNUAL INCENTIVE COMPENSATION PLAN

1.       PURPOSE OF THE PLAN

         The purpose of the NACCO Industries, Inc. Supplemental Annual Incentive Compensation Plan (the "Plan") is to further the profits and growth of NACCO Industries, Inc. (the "Company") by enabling the Company to attract and retain key employees of the Company by offering annual incentive compensation to those key employees who will be in a position to help the Company to meet its financial and business objectives.

2.       DEFINITIONS

         (a) "Award" means cash paid to a Participant under this Plan for any year in an amount determined in a manner not inconsistent with the terms hereof.

         (b) "Committee" means the Nominating, Organization and Compensation Committee of the Company's Board of Directors or any other committee appointed by the Company's Board of Directors to administer this Plan in accordance with
Section 3, so long as any such committee consists of not less than two directors of the Company and so long as each member of the Committee is not an employee of the Company or any of its subsidiaries.

         (c) "Participant" means any salaried employee of the Company who in the judgment of the Committee occupies a key position in which his efforts may significantly contribute to the profits or growth of the Company. Employees of the Company's subsidiaries shall not be eligible to participate in this Plan.

         (d) "Section 162(m)" means Section 162(m) of the Internal Revenue Code of 1986, as amended, or any successor provision.

         (e) "Target Award" means a dollar amount equal to the amount of cash to be paid to a Participant under the Plan assuming that all performance targets are met. The Target Award, together with the target amounts for the Participant under the Company's other incentive compensation plans, shall be in an amount which is competitive with similar target awards at other similarly situated companies.

3.       ADMINISTRATION

         This Plan shall be administered by the Committee. The Committee shall have complete authority to interpret all provisions of this Plan consistent with law, to prescribe the form of any instrument evidencing any Target Award or Award under this Plan, to adopt, amend and rescind general and special rules and regulations for its administration, and to make all other determinations necessary or advisable for the administration of this Plan; provided, however, that no such action may be taken by the Committee which would cause any amounts to be paid to a Participant who is, or is determined by the Committee to be likely to become, a "covered employee" to be includable as "applicable employee remuneration" of such Participant, as such terms are defined in Section 162(m). A majority of the Committee shall constitute a quorum, and the action of members of the Committee present at any meeting at which a quorum is present, or acts unanimously approved in writing, shall be the act of the Committee. All acts and decisions of the Committee with respect to any questions arising in connection with the administration and interpretation of this Plan, including the severability of any or all of the provisions hereof, shall be conclusive, final and binding upon the Company and all present and former Participants, all other employees of the Company, and their respective descendants, successors and assigns. No member of the Committee shall be liable for any such act or decision made in good faith.

4.       ELIGIBILITY

         Each Participant, including directors of the Company who are also salaried employees of the Company, shall be eligible to participate in this Plan and receive Awards in accordance with Section 5.

5.       AWARDS

         The Committee may, from time to time and upon such conditions as it may determine, authorize the payment of Awards to Participants, which shall be not inconsistent with, and shall be subject to all of the requirements of, the following provisions:

         (a) Not later than the ninetieth day of each calendar year, the Committee shall approve (i) a Target Award to be granted to each Participant and
(ii) one or more performance targets and formulas for determining the amount




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of each Award. Performance targets shall be based upon the return on total capital employed, return on equity, return on tangible assets employed, economic value income, net income, market share, sales development or support costs of the Company and/or its subsidiaries; provided, however, that performance targets which are used in the Plan will not be used in the Company's Annual Incentive Compensation Plan in the same year.

         (b) Not later than the ninetieth day of the following calendar year, the Committee shall approve:


              (i) a preliminary calculation of the amount of each Award based upon the application of the formulas and actual performance to the Target Awards previously determined in accordance with Section 5(a); and


              (ii) a final calculation of the amount of each Award to be paid to each Participant for the prior year, which amount shall be not greater than the amount determined in accordance with Section 5(b)(i). The Committee shall have the power to decrease, but not to increase, the amount of any Award below the amount determined in accordance with Section 5(b)(i); provided, however, that no Award, including any Award equal to the Target Award, shall be payable under the Plan to any Participant except as determined by the Committee.

         (c) Promptly following the determination of Awards for the Participants pursuant to Section 5(b)(ii), the Company shall pay the amount of such Awards to the Participants in cash, subject to all withholdings and deductions pursuant to
Section 6.

         (d) No Award may be paid for any year to a Participant in excess of $800,000.

6.       WITHHOLDING TAXES

         Any Award paid to a Participant under this Plan shall be subject to standard federal, state and local income tax, social security and other standard withholdings and deductions.

7.       AMENDMENT AND TERMINATION

         The Committee may alter or amend this Plan from time to time or terminate it in its entirety; provided, however, that no such action shall, without the consent of a Participant, affect the rights in an outstanding Award of such Participant; and further provided, however, that no amendment may be made which would cause any amount paid to a Participant who is, or is determined by the Committee to be likely to become, a "covered employee" to be includable as "applicable employee remuneration" of such Participant, as such terms are defined in Section 162(m).

8.       GENERAL PROVISIONS

         (a) No Right of Employment. Neither the adoption or operation of this Plan, nor any document describing or referring to this Plan, or any part thereof, shall confer upon any employee any right to continue in the employ of the Company, or shall in any way affect the right and power of the Company to terminate the employment of any employee at any time with or without assigning a reason therefor to the same extent as the Company might have done if this Plan had not been adopted.

         (b) Governing Law. The provisions of this Plan shall be governed by and construed in accordance with the laws of the State of Delaware.

         (c) Miscellaneous. Headings are given to the sections of this Plan solely as a convenience to facilitate reference. Such headings, numbering and paragraphing shall not in any case be deemed in any way material or relevant to the construction of this Plan or any provisions thereof. The use of the masculine gender shall also include within its meaning the feminine. The use of the singular shall also include within its meaning the plural, and vice versa.

9.       APPROVAL BY STOCKHOLDERS

         The Plan shall be submitted for approval by the stockholders of the Company. If such approval has not been obtained by June 1, 2001, this Plan shall be nullified and all grants of Target Awards shall be rescinded.

10.      EFFECTIVE DATE

         Subject to its approval by the stockholders of the Company, this Plan shall become effective as of January 1, 2001.